                                     EXHIBIT 10.2








                                 RADIOMED CORPORATION




                               NOTE PURCHASE AGREEMENT



                                dated October 7, 1997


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                               NOTE PURCHASE AGREEMENT
                               -----------------------

     This Agreement dated as of October __, 1997 is entered into by and among RadioMed Corporation, a Delaware corporation (the "Company"), H. Thomas Aretz, M.D., Raymond Bricault, Donald Freeman, Jr., Ph.D. and Piran Sioshansi, Ph.D. (individually, an "Initial Founder" and, collectively, the "Initial Founders"), and the entity identified on EXHIBIT A hereto (the "Purchaser").

     In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1.   AUTHORIZATION AND SALE OF SECURED CONVERTIBLE NOTE.

          1.1 AUTHORIZATION. The Company has, or before the Closing (as defined in Section 2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of a Secured Convertible Note in principal amount of $500,000 (the "Note"). The Note shall be in substantially the form set forth in EXHIBIT B attached hereto. The Note shall be dated the date of its issue, shall mature on October __, 2007 (the "Maturity Date"), and shall bear interest at the rate of 10% per annum. Accrued interest shall be payable on the Maturity Date, unless earlier converted pursuant to Section 9. Prior to maturity, the entire principal amount of, and all accrued interest with respect to the Note shall be convertible into shares of Series A Convertible Preferred Stock of the Company, $.01 par value per share (the "Series A Preferred") (as further described in Section 9 below), having the rights, restrictions, privileges and preferences set forth in the Certificate of Amendment attached hereto as EXHIBIT B-1 (the "Certificate of Amendment"). The Company has, or before the Closing will have, adopted and filed the Certificate of Amendment with the Secretary of State of the State of Delaware.

          1.2 SALE OF SECURED CONVERTIBLE NOTE. Subject to the terms and conditions of this Agreement, at the Closing the Company will sell and issue to
the Purchaser, and the Purchaser will purchase, the Note.   The purchase price
for the Note purchased and sold hereunder shall be 100% of the principal amount thereof for a purchase price of $500,000.

          1.3 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Note for research and development expenses, legal and patent expenses, salaries and administrative costs and other working capital purposes, as further described on EXHIBIT D. Except as otherwise provided herein, proceeds from the sale of the Note offered hereby shall not be used for the repayment of non-business related debts or for the payment of accrued compensation owed to employees of, or consultants to, the Company prior to the Closing (as defined below).

     2. THE CLOSING. The closing ("Closing") of the sale and purchase of the Note under this Agreement shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts at 11:00 a.m. on October __, 1997, or at such other time, date and place as are mutually agreeable to the Company and counsel to the Purchaser. At the Closing, the Company shall deliver to the Purchaser the Note, registered in the name of such Purchaser, against payment to the Company of the purchase price therefor, by wire transfer, check, or other method acceptable to the Company. The date of the Closing is hereinafter referred to as the "Closing Date." If at the Closing any of the conditions specified in Section 6 shall not have been fulfilled, the Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

     3. REPRESENTATIONS OF THE COMPANY. Subject to and except as disclosed by the Company in EXHIBIT C hereto, the Company hereby represents and warrants to the Purchaser as follows:

          3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company. The Company has furnished to counsel to the Purchaser true and complete copies of its Certificate of Incorporation and By-Laws, each as amended to date and presently in effect.

          3.2 CAPITALIZATION. The authorized capital stock of the Company (immediately prior to the Closing) consists of 5,000 shares of common stock, $0.01 par value per share (the "Common Stock"), of which 1,300 shares are issued and outstanding, and 3,200 shares of Preferred Stock, $0.01 par value per share, all of which shares have been designated as Series A Preferred, none of which shares are issued or outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in EXHIBIT C hereto or provided in this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable Federal and state securities laws.

          3.3 SUBSIDIARIES, ETC. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

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          3.4  STOCKHOLDER LIST AND AGREEMENTS.  Attached as EXHIBIT E is a true and complete list of the stockholders of the Company, showing the number of shares of Common Stock or other securities of the Company held by each stockholder as of the date of this Agreement and the consideration paid to the Company, therefor. Except as contemplated by or disclosed in this Agreement, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best of the Company's knowledge, among any holders of its capital stock, relating to the acquisition (including without limitation rights of first refusal or pre-emptive rights), disposition, registration under the Securities Act of 1933, as amended (the "Securities Act"), or voting of the capital stock of the Company.

          3.5 ISSUANCE OF NOTE. The issuance, sale and delivery of the Note in accordance with this Agreement, and the issuance and delivery of the shares of Series A Preferred and Common Stock issuable upon conversion of the Note and Series A Preferred, respectively, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Note when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Series A Preferred and Common Stock issuable upon conversion of the Note and Series A Preferred, respectively, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable and will represent a valid and binding obligation of the Company enforceable in accordance with its terms.

          3.6 AUTHORITY FOR AGREEMENT. The execution, delivery and performance by the Company of this Agreement, the Note, and all other agreements required to be executed by the Company on or prior to the Closing pursuant to Section 6.4 (the "Ancillary Agreements"), and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement, the Note and the Ancillary Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting the rights of creditors, generally. The execution of and performance of the transactions contemplated by this Agreement, the Note and the Ancillary Agreements and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Certificate of Incorporation or By-Laws (each as amended to date) or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

          3.7 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Note, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing. Based on the representations made by the Purchaser in Section 5 of this Agreement, the offer and sale of the Note to the Purchaser will be in compliance with applicable Federal and state securities laws.

          3.8 LITIGATION. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof against any of the Initial Founders which questions the validity of this Agreement or the right of any of the Initial Founders to enter into it.

          3.9 FINANCIAL STATEMENTS. The Company has furnished to the Purchaser a complete and correct copy of the unaudited balance sheet of the Company (the "Balance Sheet") as at June 30, 1997 (the "Balance Sheet Date"), compiled by the Company.

          3.10 ABSENCE OF LIABILITIES. Except as disclosed in EXHIBIT C, the Company did not have, at the Balance Sheet Date, any liabilities of any type which in the aggregate exceeded $20,000, whether absolute or contingent, which were not fully reflected on the Balance Sheet, and, since the Balance Sheet Date, the Company has not incurred or otherwise become subject to any such liabilities or obligations except in the ordinary course of business and as disclosed in EXHIBIT C.

          3.11 TAXES.  The Company has filed an election pursuant to
Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S Corporation.

          3.12 PROPERTY AND ASSETS. The Company has good title to all of its material properties and assets, and, except as set forth on EXHIBIT C, none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance.

          3.13 INTELLECTUAL PROPERTY. Set forth on EXHIBIT C is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyright registrations and licenses presently used by the Company or necessary for the conduct of the Company's business as conducted and as proposed to be conducted, as well as any agreement under which the Company has access to any confidential information used by the Company in its business (the "Intellectual Property Rights"). The Company owns, or has the right to use under the agreements or upon the terms described in EXHIBIT C, all of the Intellectual Property Rights, and has taken all actions reasonably necessary to protect the Intellectual Property Rights.
To the knowledge of the Company, after reasonable investigation, the business conducted or proposed by the Company does not and will not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other intellectual property rights of any other person or entity. The Company is not aware that any Initial Founder or other employee is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with (i) the performance of such Initial Founder's or employee's duties as an officer, employee or director of the Company, (ii) the use of such Initial Founder's or employee's best efforts to promote the interests of the Company or (iii) the Company's business as conducted or proposed to be conducted.

          3.14 MATERIAL CONTRACTS AND OBLIGATIONS. EXHIBIT C sets forth a list of all material agreements or commitments of any nature to which the Company is a party or by which it is bound. All of such agreements and contracts are valid, binding and in full force and effect.

          3.15 COMPLIANCE. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby. To the best of the Company's knowledge, none of the Initial Founders nor any other employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

          3.16 ABSENCE OF CHANGES. Since the Balance Sheet Date, there has been no material adverse change, individually or in the aggregate, in the business, assets, condition, financial or otherwise, net worth or results of operations of the Company.

          3.17 INITIAL FOUNDERS. The Initial Founders have executed and delivered nondisclosure and assignment of invention agreements in the form of EXHIBIT E, and all of such agreements are in full force and effect.

          3.18 ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974.

          3.19 BOOKS AND RECORDS. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

          3.20 DISCLOSURES. Neither this Agreement nor any Exhibit hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were
made, not misleading.    Each projection furnished by the Company to the
Purchaser in the Business Plan of the Company dated December, 1996, as amended on EXHIBIT D to include such projections (as so amended, the "Plan"), was prepared in good faith based on reasonable assumptions and represents the Company's best estimate of future results based on information available as of the date of the Plan and as of the date of this Agreement.

          3.21 SMALL BUSINESS CONCERN. The Company is a "small business concern" as defined in Part 121 of Title 13 of the Code of Federal Regulations.

          3.22 U.S. REAL PROPERTY HOLDING CORPORATION. The Company is not now and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

     4. REPRESENTATIONS OF INITIAL FOUNDERS. Each of the Initial Founders severally represents and warrants to the Purchaser as follows:

          4.1 CONFLICTING AGREEMENTS. Such Initial Founder is not, as a result of the nature of the business conducted or proposed to be conducted by the Company or for any other reason, in violation of (i) any fiduciary or confidential relationship, (ii) any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation, or
(iii) any other contract or agreement, or any judgment, decree or order of any court or administrative agency relating to or affecting the right of such Initial Founder to be employed by the Company. No such relationship, term, judgment, decree, or order conflicts with such Initial Founder's obligations to use his best efforts to promote the interests of the Company nor does the execution and delivery of this Agreement, nor the carrying on of the Company's business as an officer or key employee of the Company, conflict with any such relationship, term, judgment, decree or order.

          4.2 LITIGATION. There is no action, suit or proceeding, or governmental inquiry or investigation, pending or, to the best of such Initial Founder's knowledge, threatened against such Initial Founder, and, to the best of such Initial Founder's knowledge, there is no basis for any such action, suit, proceeding, or governmental inquiry or investigation.

          4.3 STOCKHOLDER AGREEMENTS. Except as contemplated by or disclosed in this Agreement, such Initial Founder is not a party to and has no knowledge of any agreements, written or oral, relating to the acquisition, disposition, registration under the Securities Act, or voting of the capital stock of the Company.

     5. REPRESENTATIONS OF THE PURCHASER. The Purchaser represents and warrants to the Company as follows:

          5.1 INVESTMENT. Such Purchaser is acquiring the Note, and the shares of Series A Preferred and Common Stock into which the Note and Series A Preferred, respectively, may be converted, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same;

and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

          5.2 AUTHORITY. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Such Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

          5.3 EXPERIENCE. Such Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement, has read the Plan and has made reasonable inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in investing so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof.

     6. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligation of the Purchaser to purchase the Note at the Closing is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the Closing:

          6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in Sections 3 and 4 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

          6.2 PERFORMANCE. The Company and each of the Initial Founders shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company or such Initial Founder prior to or at the Closing.

          6.3 OPINION OF COUNSEL. The Purchaser shall have received an opinion from Hale and Dorr LLP, counsel for the Company, dated the Closing Date, addressed to the Purchaser, and reasonably satisfactory in form and substance to the Purchaser, substantially in the form of EXHIBIT G hereto.

          6.4  OTHER AGREEMENTS.

               (a) The Stockholders' Voting Agreement attached hereto as EXHIBIT H (the "Stockholders' Voting Agreement") shall have been executed and delivered by the Company, by the Purchaser and by each of the Stockholders (as defined therein). All such action shall have been taken as may be necessary to elect a Board of Directors of the Company, effective upon the Closing, in accordance with the Stockholders' Voting Agreement.

               (b)  The Registration Rights Agreement attached hereto as
EXHIBIT I (the "Registration Rights Agreement") shall have been executed and delivered by the Company and the Purchaser.

               (c) The Right of First Refusal and Co-Sale Agreement attached hereto as EXHIBIT J shall have been executed and delivered by the Purchaser and the other parties named therein.

               (d) The Security Agreement attached hereto as EXHIBIT K (the "Security Agreement") shall have been executed and delivered by the Company.

               (e) The Company shall have entered into an employment agreement with Piran Sioshansi, Ph.D. and Raymond Bricault, substantially in the form attached hereto as EXHIBIT L which Employment Agreements shall commence upon termination of each of Dr. Sioshansi's and Mr. Bricault's employment with Spire Corporation.


          6.5 CERTIFICATES AND DOCUMENTS. The Company shall have delivered to counsel to the Purchaser:

               (a) The Certificate of Incorporation of the Company, as amended and in effect as of the Closing Date (including the Certificate of Amendment), certified by the Secretary of State of the State of Delaware;

               (b) Certificates, as of the most recent practicable dates, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware and the Secretary of the State of the Commonwealth of Massachusetts.

               (c) By-laws of the Company, certified by its Secretary or Assistant Secretary as of the Closing Date; and

               (d) Resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.

               (e) Copies of letters of resignation tendered by Piran Sioshansi and Raymond Bricault to the Chief Executive Officer of Spire Corporation on the date hereof.

          6.6 MINIMUM INVESTMENT. The Purchaser shall have tendered at the Closing aggregate consideration of not less than $500,000 for the purchase of the Note.

          6.7 SUPPLY AGREEMENT. The Purchaser and the Company shall have entered into a Supply Agreement in the form of EXHIBIT M hereto.

          6.8 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchaser a certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 6.1, 6.2, 6.4, 6.5, 6.6 and 6.7 of this Agreement.

          6.9 OTHER MATTERS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     7. CONDITION TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company under Section 1.2 of this Agreement are subject to fulfillment, or the waiver, of the following conditions on or before the Closing:

          7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Section 5 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

          7.2 MINIMUM INVESTMENT. The Purchaser shall have tendered consideration of not less than $500,000 for the purchase of the Note.

          7.3 SUPPLY AGREEMENT. The Purchaser and the Company shall have entered into a Supply Agreement in the form of EXHIBIT M hereto.

     8.   COVENANTS OF THE COMPANY.

          8.1 INSPECTION. The Company shall permit the Purchaser, or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

          8.2 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to the Purchaser:

               (a) within 120 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles;

               (b) within 45 days after the end of each fiscal quarter of the Company, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter; and

               (c) within 15 days after the end of each month, a monthly operating statement.

          8.3 NONDISCLOSURE AGREEMENTS. The Company shall require all persons now or hereafter employed by the Company who have access to confidential and proprietary information of the Company to enter into nondisclosure and assignment of inventions agreements substantially in the form of EXHIBIT F, or such other form as may be approved by the Board of Directors of the Company.

          8.4  RESERVATION OF SHARES.

               (a) The Company shall reserve and maintain a sufficient number of shares of Series A Preferred for issuance upon conversion of the Note.

               (b) The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding shares of Series A Preferred.

          8.5 TERMINATION OF COVENANTS. The covenants of the Company contained in Section 8 shall terminate, and be of no further force or effect, upon the effective date of a registration statement filed by the Company under the Securities Act covering the Company's first public offering of Common Stock, resulting in gross proceeds to the Company of at least $10,000,000, at a price per share of at least $2,500 (as adjusted for stock splits, stock dividends, recapitalizations and similar events).

     9.   CONVERSION OF NOTE.

          9.1 OPTIONAL CONVERSION. Subject to and upon compliance with the provisions hereof, the Purchaser shall have the right, at any time prior to the close of business on the Maturity Date, to convert all or any part of the principal amount of the Note, plus accrued interest thereon, into Series A Preferred at a price of $500 per share (such price, as it may be adjusted pursuant to Section 9.5 below, the "Conversion Price"). In order to exercise such conversion right the holder shall surrender (in person or by mail) such Note to the Company at its principal office at 23 Arborwood Drive, Burlington, Massachusetts (or such other office or agency as the Company may reasonably designate by notice in writing to the holder of such Note), together with a written notice that the holder elects to convert such Note, or a specified amount of principal and interest thereunder, in accordance with this Section 9. Such notice shall also state the name or names (together with addresses) in which the certificate or certificates to Series A Preferred shall be issued.

          9.2 MANDATORY CONVERSION. The entire outstanding principal amount of the Note, plus accrued interest thereon, shall automatically be converted into fully-paid and non-assessable shares of Series A Preferred at the then effective Conversion Price upon the consummation of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of Common Stock to the public at a price not less than $2,500 per share (as appropriately adjusted for stock splits, stock dividends and similar events affecting the Common Stock after the date hereof) and which results in aggregate gross proceeds to the Company of not less than $10,000,000. The Company shall cause notice of mandatory conversion to be mailed to the registered holder of the Note, at such holder's address appearing in the records of the Company at least ten (10) days prior to the date fixed for mandatory conversion of the Note. On or before the date fixed for mandatory conversion, the holder shall surrender the Note at the place designated in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Series A Preferred which shall be issuable on such conversion shall be issued.

          9.3 ISSUANCE OF CERTIFICATES; WHEN CONVERSION AND EXERCISE EFFECTED. When surrendered for optional or mandatory conversion, the Company shall issue and deliver to the holder registered in such name or names as the holder may direct, a certificate or certificates for the number of full shares of Series A Preferred issuable upon the conversion of such Note (or specified portion thereof), bearing any appropriate restrictive legend. To the extent permitted by law, such conversion or such exercise, as the case may be, shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date by which both (i) such written statement shall have been received by the Company and (ii) such Note shall have been surrendered as aforesaid, and at such time the rights of the holder of such Note (or specified portion thereof) as the holder shall cease, and the person or persons in whose name or names any certificate or certificate for shares of Series A Preferred shall then be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Series A Preferred represented thereby.

          9.4  FRACTIONAL SHARES; ACCRUED INTEREST; PARTIAL CONVERSION.

               (a) No fractional shares shall be issued upon conversion of the Note and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock or Series A Preferred issued upon such conversion. If the Note is converted in part only, the Company shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in principal amount equal to the unconverted portion of such Note and bearing interest from the date to which interest has been paid on the Note so surrendered (other than pursuant to the next preceding sentence hereof). If any fractional interest in a share of Series A Preferred would, except for the provisions of the first sentence of this subparagraph 9.4(a), be deliverable upon the conversion of any Note, the Company shall, in lieu of delivering the fractional share therefor, pay to the holder surrendering such Note an amount in cash equal to the fair market value of such fractional interest as determined by the Board of Directors.



          9.5  ADJUSTMENT OF CONVERSION PRICE.

               (a)  ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES:

               (i) SPECIAL DEFINITIONS. For purposes of this Subsection 9.5(a), the following definitions shall apply:

                 (A) "OPTION" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options described in subsection 9.5(a)(i)(D)(IV) below.

                 (B)     "ORIGINAL ISSUE DATE" shall mean October __, 1997.

                 (C) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                 (D) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Subsection 9.5(a)(iii) below, deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable:

                    (I) upon conversion of any Convertible Securities outstanding on the Original Issue Date, or upon exercise of any Options outstanding on the Original Issue Date;

                    (II) as a dividend or distribution on Series A Preferred Stock;

                    (III) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 9.5(b) below; or

                    (IV) to employees or directors of, or consultants to, the Company pursuant to a plan adopted by the Board of Directors of the Company; not to exceed 300 shares of Common Stock; PROVIDED THAT, such number of shares may be increased by a vote of a majority of the Board of Directors without further amendment to this Section 9.5(a)(i)(D)(IV).


               (ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the number of shares of Series A Preferred into which the Note is convertible shall be made, by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 9.5(a)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to such issuance, the Company receives written notice from the holder of the Note agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

               (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK.

     If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 9.5(a)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                 (A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                 (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                 (C) Upon the expiration or termination of any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price;

                 (D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and


                 (E) No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or
(ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

     In the event the Company, after the Original Issue Date, amends the terms of any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Subsection 9.5(a)(iii) shall apply.

                 (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

     In the event the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 9.5(a)(iii), but excluding shares issued as a stock split, split dividend or combination as provided in Subsection 9(b), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion

Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; PROVIDED THAT, (i) for the purpose of this Subsection 9.5(a)(iv), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon exercise or conversion of such outstanding Options and Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Options or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

                 (v) DETERMINATION OF CONSIDERATION. For purposes of this Subsection 9.5(a), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                   (A)        CASH AND PROPERTY:  Such consideration shall:

                         (I)  insofar as it consists of cash, be computed at the
aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest and dividends;

                        (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                       (III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                   (B) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 9.5(a)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                     (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                     (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                (vi) MULTIPLE CLOSING DATES. In the event the Company shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 60 days, then the Conversion Price shall be adjusted only once on account of such issuances, with such adjustment to occur upon the final such issuance and to give effect to all such issuances as if they occurred on the date of the final such issuance.

                (b) ADJUSTMENTS FOR STOCK SPLITS, STOCK DIVIDENDS AND COMBINATIONS.

                In case the Company shall:

                         (A) declare a dividend on its Common Stock in shares of Common Stock, on its Series A Preferred in shares of Series A Preferred or on any other class or series of capital stock of the Company ranking on liquidation prior or in preference to the Series A Preferred ("Senior Stock") in shares of Senior Stock,

                         (B) subdivide outstanding Common Stock or Series A Preferred or Senior Stock into a larger number of shares of Common Stock, Series A Preferred or Senior Stock, as the case may be, by reclassification, stock split or otherwise, or

                         (C) combine outstanding Common Stock, Series A Preferred or Senior Stock into a smaller number of shares of Common Stock, Series A Preferred or Senior Stock, as the case may be, by reclassification or otherwise, the number of shares of Series A Preferred issuable upon conversion of the Note (and, if applicable, the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred issuable upon conversion of the
Note) immediately prior to any such event shall be adjusted proportionately so that thereafter the holder of the Note shall be entitled to receive upon conversion of the Note the number of shares of Series A Preferred (and, upon conversion of such Series A Preferred, the number of shares of Common Stock), which such holder would have owned after the happening of any of the events described above had the Note been converted into shares of Series A Preferred immediately prior to the happening of such event, provided that the Conversion Price shall in no event be reduced to less than the par value of the shares issuable upon conversion. An adjustment made pursuant to this Section 9.5(b) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

               (c) If, prior to maturity of the Note, the Company shall at any time consolidate or merge with another corporation (other than a merger or consolidation in which the Company is the surviving corporation), the registered holder hereof will thereafter be entitled to receive, upon the conversion hereof, the securities or property to which a holder of the number of shares of Series A Preferred then deliverable upon the conversion hereof would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the conversion of the Note.

               (d) NOTICE. In case the Company proposes to take any action referred to in this Section 9.5, or to effect the liquidation, dissolution or winding up of the Company, then the Company shall cause notice thereof to be mailed to the registered holder of the Note, at such holder's address appearing in the records of the Company, at least thirty (30) days prior to the date on which the transfer books of the Company shall close or a record be taken for such stock dividend or the date when such reclassification, liquidation, dissolution or winding up shall be effective, as the case may be.

               (e) STATEMENT OF ADJUSTMENT. Whenever the Conversion Price shall be adjusted as provided in this Section 9.5 above, the Company shall forthwith file at each office designated for the conversion of Note, a statement, signed by the Chairman of the Board, the President, any Vice President, the Treasurer or Secretary of the Company, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustment to be sent by mail, first class, postage prepaid, to the record holder of the Note at his or its address appearing in the records of the Company. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of
Section 9.5(d) hereof.

               (f) ADJUSTMENTS TO SERIES A PREFERRED ISSUED UPON CONVERSION OF THE NOTE. The provisions of this Section 9.5 relate solely to any adjustments to the Conversion Price and to the number of shares of Series A Preferred issuable upon conversion of the Note (and, if applicable, the shares of Common Stock issuable upon conversion of such Series A Preferred) which occur as a result of actions taken by the Company while the Note is outstanding. Upon conversion of the Note into shares of Series A Preferred, the provisions of this
Section 9.5 will no longer be applicable and the shares of Series A Preferred issued upon conversion of the Note will be subject to adjustment solely in accordance with the terms of Section 4 of the Company's Certificate of Incorporation, as amended from time to time.

               (g) ACCRUED INTEREST. Upon the conversion of the Note, all accrued but unpaid interest on the amount so converted up to the Conversion Date shall be converted into additional shares of Series A Preferred on the terms set forth herein.

               (h) SECURITIES ACT OF 1933. Upon conversion of the Note, the registered holder may be required to execute and deliver to the Company an instrument, in form satisfactory to the Company, representing that the shares issuable upon conversion hereof are being acquired for investment and not with a view to distribution within the meaning of the Securities Act of 1933, as amended.

          9.6 NO PREPAYMENT OF PRINCIPAL. Except as otherwise provided herein, the principal indebtedness represented by the Note may not be prepaid in whole or in part, without the prior written consent of the holder of the Note.


     10   TRANSFER OF NOTE; TRANSFER OF SHARES ACQUIRED UPON CONVERSION OF NOTE.

          10.1 RESTRICTED SECURITIES. "Restricted Securities" means (i) the Note, (ii) the shares of Series A Preferred issued or issuable upon conversion of the Note; (iii) the shares of Common Stock issued or issuable upon conversion of the Series A Preferred, (iv) any shares of capital stock of the Company acquired by the Purchaser pursuant to the Right of First Refusal Agreement, and
(iv) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); PROVIDED, HOWEVER, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Securities
(i) upon any sale pursuant to the Registration Rights Agreement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (ii) at such time as they become eligible for sale under Rule 144(k) under the Securities Act or an alternative available exemption from registration under the Securities Act.

          10.2 REQUIREMENTS FOR TRANSFER.

               (a) Restricted Securities shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

               (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by the Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this Section 10 to the same extent as if he were an original Purchaser hereunder, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

          10.3 LEGEND. Each certificate representing Restricted Securities shall bear a legend substantially in the following form:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel in form reasonably satisfactory to the Company is obtained to the effect that such registration is not required."

     The foregoing legend shall be removed from the certificates representing any Restricted Securities, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

     11.  SUBORDINATION.

          11.1 SUBORDINATION TO SENIOR INDEBTEDNESS. The indebtedness evidenced by the Note, and the payment of the principal thereof, and any interest thereon, is wholly subordinated, junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of all Senior Indebtedness of the Company now outstanding or hereinafter incurred. "Senior Indebtedness" means the principal of, and premium, if any, and interest on
(a) all indebtedness of the Company for monies borrowed from banks, trust companies, insurance companies and other financial institutions, including commercial paper and accounts receivable sold or assigned by the Company to such institutions, (b) all indebtedness of the Company for monies borrowed by the Company from other persons or entities, (c) obligations of the Company as lessee under leases of real or personal property, (d) principal of, and premium, if any, and interest on any indebtedness or obligations of others of the kinds described in (a), (b) and (c) above assumed or guaranteed in any manner by the Company, (d) deferrals, renewals, extensions and refundings of any such indebtedness or obligations described in (a), (b), (c) and (d) above, and
(f) any other indebtedness of the Company which the Company and the holder of the Note may hereafter from time to time expressly and specifically agree in writing shall constitute Senior Indebtedness.

          11.2 NO PAYMENT IF DEFAULT IN SENIOR INDEBTEDNESS. No payment on account of principal of or interest on the Note shall be made, and the Note shall not be redeemed or purchased directly or indirectly by the Company (or any of its subsidiaries), if at the time of such payment or purchase or immediately after giving effect thereto, (a) there shall exist a default in any payment with respect to any Senior Indebtedness or (b) there shall have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any Senior Indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

          11.3 PAYMENT UPON DISSOLUTION, ETC.

               (a) In the event of any bankruptcy, insolvency, reorganization, receivership, composition, assignment for the benefit of creditors or other similar proceeding initiated by or against the Company or any dissolution or winding up or total or partial liquidation or reorganization of the Company (being hereinafter referred to as a "Proceeding"), all claims of the holder of the Note in such Proceeding shall be deemed assigned, pro rata, to the then holders of the Senior Indebtedness on the basis of the respective amounts of such Senior Indebtedness held by such holder, and the holder of the Note hereby agrees to execute all documents that such holders request in order to evidence such assignment, PROVIDED, HOWEVER, that such assignment shall terminate upon receipt by such holders of payment in full of all of the Senior Indebtedness. While such assignment is in effect, the then holders of the Senior Indebtedness shall have the exclusive right to exercise all rights of the holder of the Note arising from their claims in the Proceeding, including but not limited to the right to vote for a trustee and to accept or reject a proposed plan of reorganization or composition, and the holder of the Note hereby agrees to execute all documents requested by the then holders of the Senior Indebtedness in order to exercise any such rights whether (at the sole discretion of such holders) in the holder's own name or in the name of the holder of the Note. While such assignment is in effect, the holder of the Note also agree that it shall, upon request, and at their own expense take all reasonable actions (including but not limited to the execution and filing of documents and the giving of testimony in any Proceeding, whether or not such testimony could have been compelled by process) necessary to prove the full amount of all its claims in any Proceeding, and the holder of the Note shall not expressly, by implication or by inaction waive any claim in any Proceeding without the written consent of such holder.

               (b) Upon payment or distribution to creditors in a Proceeding of assets of the Company of any kind or character, whether in cash, property or securities, all principal and interest due upon any Senior Indebtedness shall first be paid in full, or payment thereof in full duly provided for, before the holder of the Note shall be entitled to receive or, if received, to retain any payment or distribution on account of the Note; and upon any such Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holder of the Note would be entitled except for the provisions of this Section 11 shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holder of the Note who shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the holder of the Note. In the event of any Proceeding, the holder of Note shall be entitled to be paid one hundred percent (100%) of the principal amount thereof and accrued interest thereon before any distribution of assets shall be made among the holders of any class of shares of the capital stock of the Company in their capacities as holders of such shares.

               (c) For purposes of this Section 1(c), the words "assets" and "cash, property or securities" shall not be deemed to include shares of Common Stock of the Company as reorganized or readjusted, or securities of the Company or any other person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this
Section 11 with respect to the Note to the payment of all Senior Indebtedness which may at the time be outstanding, if (x) the Senior Indebtedness is assumed by the new person, if any, resulting from any such reorganization or readjustment, and (y) the rights of the holders of Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

          11.4 SUBROGATION. Subject to payment in full of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Company made on such Senior Indebtedness until all principal and interest on the Note shall be paid in full; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the holder of the Note would be entitled except for the subordination provisions of this Section 11 shall, as between the holder of the Note and the Company and/or its creditors other than the holders of the Senior Indebtedness, be deemed to be a payment on account of the Senior Indebtedness.

          11.5 RIGHTS OF HOLDER UNIMPAIRED. The provisions of this Section 11 are and are intended solely for the purposes of defining the relative rights of the holder of the Note and the holders of Senior Indebtedness and nothing in this Section 11 shall impair, as between the Company and the holders of the Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder of the Note the principal thereof and interest thereon, in accordance with the terms of the Note, nor shall anything herein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holder of the Note.

          11.6 HOLDERS OF SENIOR INDEBTEDNESS. These provisions regarding subordination will constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness; such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees under such provisions to the same extent as if they were named therein, and they or any of them may proceed to enforce such subordination. The holder of the Note shall execute and deliver to any holder of Senior Indebtedness (a) any such instrument as such holder of Senior Indebtedness may request in order to confirm the subordination of the Note to such Senior Indebtedness upon the terms set forth in the Note, and (b) any powers of attorney specifically confirming the rights of holders of

Senior Indebtedness to enforce such subordination and all such proofs of claim, assignments of claim and other instruments as may be requested by the holders of Senior Indebtedness or their representatives to enforce all claims upon or in respect of the Note.

          11.7 PAYMENTS ON NOTE. Subject to Section 11.3, the Company may make payments of the principal of, and any interest or premium on, the Note, if at the time of payment, and immediately after giving effect thereto, (a) there exists no default in any payment with respect to any Senior Indebtedness and
(b) there shall not have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any Senior Indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, other than an event of default which shall have been cured or waived or shall have ceased to exist.

     12.  MISCELLANEOUS.

          12.1 SUCCESSORS AND ASSIGNS. This Agreement, and the rights and obligations of Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which the Note is transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company.

          12.2 CONFIDENTIALITY. Each Party agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Party may obtain from the other Party pursuant to financial statements, reports and other materials submitted by the other Party to such Party pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public; PROVIDED, HOWEVER, that either Party may disclose such information to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with the transaction contemplated by this Agreement; and PROVIDED FURTHER, that the Purchaser may disclose such information (i) to any prospective purchaser of the Note from the Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section or (ii) to any affiliate of the Purchaser or to a partner, shareholder or subsidiary of such Purchaser.

          12.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

          12.4 NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

     If to the Company, at 23 Arborwood Drive, Burlington, Massachusetts 01803,
Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser, with a copy to Susan W. Murley, Hale and Dorr LLP, 60 State Street, Boston, MA 02109.

     If to the Purchaser, at its address set forth on EXHIBIT A, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser, with a copy to Allan J. Reich, D'Ancona & Pflaum, Suite 2900, 30 North La Salle Street, Chicago, IL 60602; or

     If to a Founder, at his address set forth below his signature to this Agreement.

     Notices provided in accordance with this Section 12.4 shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

          12.5 BROKERS.  The Company, each Initial Founder and the Purchaser
(i) represents and warrants to the other parties hereto that he or it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

          12.6 ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          12.7 AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holder of the Note. Any amendment or waiver effected in accordance with this Section 12.7 shall be binding upon the holder of the Note (including shares of Series A Preferred and Common Stock into which such Note and Series A Preferred, respectively, have been converted) each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
          12.8 RECOURSE. Recourse under the Note shall be to the general assets of the Company.

          12.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

          12.10 SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

          12.11 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          12.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          12.13 BINDING ON SUCCESSORS AND ASSIGNS.  Subject to the provisions of
Section 12.1 herein, this Agreement shall be binding on successors and assigns.

                      COMPANY:

                      RADIOMED CORPORATION


                      By: /s/ D.C. Freeman, Jr.
                         --------------------------------------------
                          Donald Freeman, Jr., Ph.D.
                          Chairman and Chief Executive Officer


                      PURCHASER:

                      NORTH AMERICAN SCIENTIFIC, INC.


                      By: /s/ L. Michael Cutrer
                         --------------------------------------------
                      INITIAL FOUNDERS:



                       /s/ H. Thomas Aretz
                      ------------------------------------------------
                      H. Thomas Aretz, M.D.

                      Address:
                              ------------------------

                              ------------------------


                       /s/ Raymond Bricault
                      -----------------------------------------------
                      Raymond Bricault

                      Address:
                              ------------------------

                              ------------------------

                       /s/ D.C. Freeman, Jr.
                      -------------------------------------------------
                      Donald Freeman, Jr., Ph.D.

                      Address:
                              ------------------------

                              ------------------------

                       /s/ Piran Sioshansi
                      ---------------------------------------------------
                      Piran Sioshansi, Ph.D.

                      Address:
                              ------------------------

                              ------------------------

                                      EXHIBIT A
                                      ---------



                                     Principal Amount
Name and Address of Purchaser            of Note            Purchase Price
-------------------------------          -------            --------------
North American Scientific, Inc.         $500,000                 $500,000
7435 Greenbush Avenue
North Hollywood, CA  91605